UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 18, 2025
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The information set forth in Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events

Commencing in the second quarter of fiscal 2026, McKesson Corporation (the “Company,” “McKesson,” “we,” “our,” and other similar pronouns) will report financial results across four reportable segments: North American Pharmaceutical, Oncology & Multispecialty, Prescription Technology Solutions, and Medical-Surgical Solutions. Our Norwegian operations will be included in Other. The organizational structure also includes Corporate, which consists of income and expenses associated with administrative functions and projects, and the results of certain investments. These segment changes reflect how our Chief Executive Officer, who is our chief operating decision maker, allocates resources and assesses performance beginning in the second quarter of fiscal 2026. The segment changes did not impact our previously issued consolidated financial statements or our historical earnings per diluted share.
Additional information regarding our reportable segments is as follows:
•North American Pharmaceutical: A newly defined reportable segment combining McKesson’s scaled wholesale drug distribution businesses in the United States and Canada. It delivers best-in-class distribution services to a broad customer base, including retail and community pharmacies, and institutional healthcare providers.
•Oncology & Multispecialty: A newly defined reportable segment that includes a portfolio of integrated solutions across oncology and multispecialty providers and solutions. The segment includes specialty provider solutions, including distribution-related capabilities, such as specialty drug distribution and group purchasing organizations; and Practice management services supporting the largest physician-led, community-based oncology networks. The segment also includes other multispecialty providers, including retina and ophthalmology, and offers clinical trial services, specialty pharmacy solutions, and access to cutting-edge research, along with innovation through technology-driven insights.
•Prescription Technology Solutions: Connects patients, pharmacies, providers, pharmacy benefit managers, health plans, and biopharma through scaled and differentiated networks, improving medication access and affordability, while delivering measurable value to biopharma.
•Medical-Surgical Solutions: Delivers medical-surgical supply distribution, logistics, and other related services to healthcare providers across alternate sites of care. In May 2025, McKesson announced its intention to separate this segment into an independent company.
Our Norwegian distribution and retail operations are included in Other. On August 4, 2025, McKesson entered into a definitive agreement to sell our businesses in Norway. The transaction is subject to customary closing conditions, including receipt of required regulatory approvals.
We are filing supplemental historical financial information by new reportable segment in the exhibit included as Exhibit 99.1 for the fiscal quarters ended June 30, 2024, September 30, 2024, December 31, 2024, March 31, 2025, and June 30, 2025, and for the fiscal years ended March 31, 2025 and 2024. The Company believes the presentation of its historical segment financial information by new reportable segment provides useful supplemental information for investors to better understand the impact of segment changes.

Item 9.01	Financial Statements and Exhibits.
(d) The following exhibit 99.1 is filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1
Supplemental Historical Financial Information by New Reportable Segment For Fiscal Quarters Ended June 30, 2024, September 30, 2024, December 31, 2024, March 31, 2025, and June 30, 2025, and for the fiscal years ended March 31, 2025 and 2024

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 18, 2025

McKesson Corporation

By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and
Chief Financial Officer